INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (“Agreement”) is made as of the date set forth on the signature page to this Agreement, by and between Overhill Farms, Inc., a Nevada corporation (“Company”), and the individual named on the signature page to this Agreement (“Indemnitee”), an officer and/or a director of the Company.

R E C I T A L S

A.          The Indemnitee is currently serving as an officer and/or director of the Company and in such capacity renders valuable services to the Company.

B.          The Company has investigated whether additional protective measures are warranted to adequately protect its directors and officers against various legal risks and potential liabilities to which such individuals are subject due to their position with the Company and has concluded that additional protective measures are warranted.

C.          In order to induce and encourage highly experienced and capable persons such as the Indemnitee to continue to serve as an officer and/or director, the board of directors of the Company has determined, after due consideration, that this Agreement is not only reasonable and prudent, but necessary to promote and ensure the best interests of the Company and its stockholders.

D.          The articles of incorporation of the Company (the “Articles”) require indemnification of the officers and directors of the Company to the fullest extent authorized under Nevada law, including but not limited to under Title 7, Chapter 78 of the Nevada Revised Statutes (“NRS”). The Indemnitee may also be entitled to indemnification under California law.

E.          The Articles and NRS provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification.

F.           The Company’s execution of this Agreement has been approved by the board of directors of the Company.

G.         The Indemnitee is concerned that the protection available under the Articles and Nevada law and any insurance may not be adequate to protect the Indemnitee, and in consideration of serving as an officer and/or director, desires to be assured of adequate protection, and the Company desires the Indemnitee to serve in such capacity. The Indemnitee has indicated to the Company that but for the Company’s agreement to enter into this Agreement, the Indemnitee would decline to continue to serve as an officer and/or a director of the Company.

A G R E E M E N T

NOW, THEREFORE, in consideration of the recitals set forth above and the continued services of the Indemnitee, and as an inducement to the Indemnitee to continue to serve as an officer and/or a director of the Company, the Company and the Indemnitee do hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) A “Change in Control” shall be deemed to have occurred if (i) any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, (A) who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s then outstanding Voting Securities, increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person, or (B) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.

(b) “Exchange Act” means the Securities Exchange Act of 1934, as amended

(c) “Expense(s)” means all costs, charges and expenses incurred in connection with a Proceeding, including, without limitation, attorneys’ fees, disbursements and retainers, accounting and witness fees, travel and deposition costs, expenses of investigations, judicial or administrative proceedings or appeals, and any expenses of establishing a right to indemnification pursuant to this Agreement or otherwise, including reasonable compensation for time spent by the Indemnitee in connection with the investigation, defense or appeal of a Proceeding or action for indemnification for which he is not otherwise compensated by the Company or any third party; provided, however, that the term Expense(s) does not include (i) the amount of damages, judgments, amounts paid in settlement, fines or penalties relating to any Proceeding or (ii) excise taxes under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), relating to any Proceeding, either of which are actually levied against the Indemnitee or paid by or on behalf of the Indemnitee.

(d) “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether brought in the name of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, by reason of the fact that the Indemnitee is or was an officer and/or a director of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, whether or not he is serving in such capacity at the time any liability or Expense is (as defined in paragraph (c) above) incurred for which indemnification or advancement of Expenses is to be provided under this Agreement.

(e) “Voting Securities” means any securities of the Company that vote generally in the election of directors.

2. Agreement to Serve. The Indemnitee agrees to continue to serve as an officer and/or a director of the Company at the will of the Company for so long as the Indemnitee is duly elected or appointed or until such time as the Indemnitee tenders a resignation in writing or is terminated as an officer and/or removed as a director by the Company. Nothing in this Agreement shall be construed to create any right in the Indemnitee to continued employment or service with the Company or any subsidiary or affiliate of the Company. Nothing in this Agreement shall affect or alter any of the terms of any otherwise valid employment agreement or other agreement between the Indemnitee and the Company relating to the Indemnitee’s conditions and/or terms of employment or service.

3. Indemnification in Third Party Actions. The Company shall indemnify the Indemnitee in accordance with the provisions of this Section 3 if the Indemnitee is a party to or threatened to be made a party to or is otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in its favor), by reason of the fact that the Indemnitee is or was an officer and/or a director of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, against all Expenses, damages, judgments, amounts paid in settlement, fines, penalties and ERISA excise taxes actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such Proceeding, to the fullest extent permitted by Nevada law, whether or not the Indemnitee was the successful party in any such Proceeding; provided however, that the Company shall not indemnify the Indemnitee under this Section 3 unless the Indemnitee acted in good faith and in a manner the Indemnitee (i) reasonably believed to be in or not opposed to the best interest of the Company, and (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful; provided, further, that any settlement shall be approved in writing by the Company, which approval shall not be unreasonably withheld or delayed.

4. Indemnification In Proceedings By or In the Right of the Company. The Company shall indemnify the Indemnitee in accordance with the provisions of this Section 4 if the Indemnitee is a party to or threatened to be made a party to or is otherwise involved in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was an officer and/or a director of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, to the fullest extent permitted by Nevada law, whether or not the Indemnitee is the successful party in any such Proceeding. The Company shall further indemnify the Indemnitee for any damages, judgments, amounts paid in settlement, fines, penalties and ERISA excise taxes actually and reasonably incurred by the Indemnitee in any such Proceeding described in the immediately preceding sentence, provided that either (i) the Proceeding is settled with the approval of a court of competent jurisdiction, or (ii) indemnification of such amounts is otherwise ordered by a court of competent jurisdiction in connection with such Proceeding.

5. Conclusive Presumption Regarding Standard of Conduct. The Indemnitee shall be conclusively presumed to have met the relevant standards of conduct required by the NRS for indemnification pursuant to this Agreement, unless a determination is made that the Indemnitee has not met such standards by the board of directors of the Company by a majority vote of a quorum thereof consisting of directors who were not parties to such Proceeding or by the stockholders of the Company by majority vote, and such determination is supported by a written opinion of the Company’s independent legal counsel, in which case the Company shall nevertheless have the burden of proof to overcome the presumption that the Indemnitee met the relevant standards of conduct. Further, the termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption that the Indemnitee met the relevant standards of conduct required for indemnification pursuant to this Agreement.

6. Indemnification of Expenses of Wholly or Partly Successful Party. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith to the fullest extent permitted by Nevada law. For purposes of this Section 6, the Indemnitee will be deemed to have been wholly successful on the merits if the Proceeding is terminated by settlement or is dismissed with prejudice. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against (a) all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter and (b) any claim, issue or matter related to any such successfully resolved claim, issue or matter. For purposes of this Section 6 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

7. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of his service to the Company, a witness in any Proceeding to which the Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

8. Advances of Expenses. The Expenses incurred by the Indemnitee in connection with any Proceeding shall be paid promptly by the Company in advance of the final disposition of the Proceeding at the written request of the Indemnitee to the fullest extent permitted by Nevada law; provided that     the Indemnitee shall undertake in writing to repay such amount to the extent that it is ultimately determined that the Indemnitee is not entitled to indemnification by the Company.

9. . Indemnification Procedure; Determination of Right to Indemnification.

(a) Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding with respect to which the Indemnitee intends to claim indemnification or advancement of Expenses pursuant to this Agreement, the Indemnitee will notify the Company of the commencement thereof. The omission to so notify the Company will not relieve the Company from any liability which it may have to the Indemnitee under this Agreement or otherwise.

(b) If a claim for indemnification or advancement of Expenses under this Agreement is not paid by or on behalf of the Company within thirty (30) days of receipt of written notice thereof, Indemnitee may at any time thereafter bring suit in any court of competent jurisdiction against the Company to enforce the right to indemnification or advancement of Expenses provided by this Agreement. It shall be a defense to any such action (other than an action brought to enforce a claim for Expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the Indemnitee has failed to meet the standard of conduct that makes it permissible under the NRS for the Company to indemnify the Indemnitee for the amount claimed. The burden of proving by clear and convincing evidence that indemnification or advancement of Expenses is not appropriate shall be on the Company. The failure of the directors or stockholders of the Company or independent legal counsel to have made a determination prior to the commencement of such Proceeding that indemnification or advancement of Expenses are proper in the circumstances because the Indemnitee has met the applicable standard of conduct shall not be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

(c) The Indemnitee’s Expenses incurred in connection with any action concerning the Indemnitee’s right to indemnification or advancement of Expenses in whole or in part pursuant to this Agreement shall also be indemnified in accordance with the terms of this Agreement by the Company regardless of the outcome of such action, unless a court of competent jurisdiction determines that each of the material claims made by the Indemnitee in such action was not made in good faith or was frivolous.

(d) With respect to any Proceeding for which indemnification is requested, the Company will be entitled to participate therein at its own expense and, except as otherwise provided below, to the extent that it may wish, the Company may assume the defense thereof, with counsel satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election to assume the defense of a Proceeding, the Company will not be liable to the Indemnitee under this Agreement for any Expenses subsequently incurred by the Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee’s prior written consent. The Indemnitee shall have the right to employ counsel in any such Proceeding, but the Expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof and the Indemnitee’s approval of the Company’s counsel shall be at the expense of the Indemnitee, unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee has reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of a Proceeding, or (iii) the Company has not in fact employed counsel to assume the defense of a Proceeding, in each of which cases the Expenses of the Indemnitee’s counsel shall be at the expense of the Company. Notwithstanding the foregoing, the Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee has concluded that there may be a conflict of interest between the Company and the Indemnitee.

10. Retroactive Effect. Notwithstanding anything to the contrary contained in this Agreement, the Company’s obligation to indemnify the Indemnitee and advance Expenses to the Indemnitee shall be deemed to be in effect since the date that the Indemnitee first commenced serving in any of the capacities covered by this Agreement.

11. Limitations on Indemnification. Notwithstanding any other provision of this Agreement, no payments pursuant to this Agreement shall be made by the Company:

(a) to indemnify or advance Expenses to the Indemnitee with respect to actions initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to actions brought to establish or enforce a right to indemnification or advancement of Expenses under this Agreement or any other statute or law or otherwise as required under the NRS, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if approved by the Board of Directors by a majority vote of a quorum thereof consisting of directors who are not parties to such action;

(b) to indemnify the Indemnitee for any Expenses, damages, judgments, amounts paid in settlement, fines, penalties or ERISA excise taxes for which payment is actually made to the Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount paid under such insurance;

(c) to indemnify the Indemnitee for any Expenses, damages, judgments, amounts paid in settlement, fines, penalties or ERISA excise taxes for which the Indemnitee has been or is indemnified by the Company or any other party otherwise than pursuant to this Agreement;

(d) to indemnify the Indemnitee for any Expenses, damages, judgments, fines or penalties sustained in any Proceeding for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder or similar provisions of any federal, state or local statutory law; or

(e) to indemnify the Indemnitee for any Expenses, damages, judgments, fines or penalties sustained by the Indemnitee if a court of competent jurisdiction finds that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful, in either case to the extent to which such finding is required by the NRS.

12. Maintenance of Directors’ and Officers’ Insurance.

(a) Upon the Indemnitee’s request, the Company hereby agrees to maintain in full force and effect, at its sole cost and expense, directors’ and officers’ liability insurance (“D&O Insurance”) by an insurer, in an amount and with a deductible no less favorable to Indemnitee than is in place on the date of this Agreement, covering the period during which the Indemnitee is serving or has served in any one or more of the capacities covered by this Agreement and for so long thereafter as the Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding by reason of the fact that the Indemnitee is serving or has served in any of the capacities covered by this Agreement.

(b) In all policies of D&O Insurance to be maintained pursuant to paragraph (a) above, the Indemnitee shall be named as an insured in such a manner as to provide Indemnitee with the greatest rights and benefits available under such policy.

(c) In the event of a Change in Control, the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance in respect or for the benefit of the Indemnitee, for a period of not less than six years thereafter (“Tail Coverage”). The Tail Coverage is to be placed by the Company’s then-current D&O Insurance broker.

(d) Except with respect to the Company’s obligations under Section 12(c) (with respect to which this Section 12(d) shall not apply), notwithstanding the foregoing, the Company shall have no obligation to maintain D&O Insurance if the Company determines, in good faith, that (i) such insurance cannot be obtained on terms which are commercially reasonable, (ii) the premium costs for such insurance is significantly disproportionate to the amount of coverage provided, (iii) the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or (iv) the Company, after using best efforts, is otherwise unable to obtain such insurance. The Company shall provide written notice to the Indemnitee that such insurance will not be maintained immediately upon making any such determination.

13. Indemnification Hereunder Not Exclusive. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed to limit or preclude any other rights to which the Indemnitee may be entitled under the Articles or the Company’s bylaws, any agreement, any vote of stockholders or disinterested directors of the Company, the NRS, or otherwise. To the extent that a change in Nevada law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded under the Articles, the Company’s bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

14. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) six (6) years after the date that the Indemnitee shall have ceased to serve as a officer and/or director of the Company or (b) one (1) year after the final termination of any Proceeding, including any appeal, then pending in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder.

15. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of (i) the Indemnitee and Indemnitee’s heirs, devisees, legatees, personal representatives, executors, administrators and assigns and (ii) the Company and its successors and assigns, including any transferee of all or substantially all of the Company’s assets and any successor or assign of the Company by merger or by operation of law.

16. Severability. Each provision of this Agreement is a separate and distinct agreement and independent of the other, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. To the extent required, any provision of this Agreement may be modified by a court of competent jurisdiction to preserve its validity and to provide the Indemnitee with the broadest possible indemnification and advancement of Expenses permitted under the NRS. If this Agreement or any portion thereof is invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify the Indemnitee as to Expenses, damages, judgments, amounts paid in settlement, fines, penalties and ERISA excise taxes with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any applicable provision of the NRS or any other applicable law.

17. Headings. The headings used herein are for convenience only and shall not be used in construing or interpreting any provision of the Agreement.

18. Governing Law. Nevada law shall govern all issues concerning the relative rights of the Company and the Indemnitee under this Agreement. All other questions and obligations under this Agreement shall be construed and enforced in accordance with the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. In any action, dispute, litigation or other proceeding concerning this Agreement (including arbitration), exclusive jurisdiction shall be with the courts of California, with the County of Los Angeles being the sole venue for the bringing of the action or proceeding.

19. Amendments and Waivers. No amendment, waiver, modification, termination or cancellation of this Agreement shall be effective unless in writing and signed by the party against whom enforcement is sought. The indemnification rights afforded to the Indemnitee hereby are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Company’s Articles of Incorporation, Bylaws or agreements, including any D&O Insurance policies, whether the alleged actions or conduct giving rise to indemnification hereunder arose before or after any such amendment. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof, whether or not similar, nor shall any waiver constitute a continuing waiver.

20. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other.

21. Notices. All notices and communications shall be in writing and shall be deemed duly given on the date of delivery or on the date of receipt of refusal indicated on the return receipt if sent by first class mail, postage prepaid, registered or certified, return receipt requested, to the following addresses, unless notice of a change of address is duly given by one party to the other, in which case notices shall be sent to such changed address:

                       If to the Company:

                                     Overhill Farms, Inc.
                                      2727 E. Vernon Avenue
                                      Vernon, CA  90058
                                      Attn:  James Rudis, President

                      with a copy, which shall not constitute notice to the Company, to:

                                     Rutan & Tucker, LLP
                                      611 Anton Boulevard, Suite 1400
                                      Costa Mesa, CA  92626
                                      Attn: Gregg Amber

                      If to the Indemnitee, to the address set forth on the signature page to this Agreement.

22. Subrogation. In the event of any payment under this Agreement to or on behalf of the Indemnitee, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against any person, firm, corporation or other entity (other than the Company) and the Indemnitee shall execute all papers requested by the Company and shall do any and all things that may be necessary or desirable to secure such rights for the Company, including the execution of such documents necessary or desirable to enable the Company to effectively bring suit to enforce such rights.

23. Subject Matter and Parties. The intended purpose of this Agreement is to provide for indemnification and advancement of Expenses, and this Agreement is not intended to affect any other aspect of any relationship between the Indemnitee and the Company and is not intended to and shall not create any rights in any person as a third party beneficiary hereunder.

24. Consent to Disclosure of Information. By providing personal information to the Company, the Indemnitee is consenting to the Company’s collection, use and disclosure of that information for the purposes of completing this Agreement and for corporate governance purposes. The Indemnitee acknowledges that from time to time the Company may be required to disclose such personal information to securities regulatory authorities and stock exchanges and, by providing such personal information to the Company, the Indemnitee hereby expressly consents to such disclosure.

IN WITNESS WHEREOF, the parties have executed this Agreement as of __________________, 2010.

“Indemnitee”	Signature:
Print Name:
Address For Notices:

“Company”	OVERHILL FARMS, INC.
a Nevada corportation

By:
Name:
Its: